UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2023

SINGULARITY FUTURE TECHNOLOGY LTD.
(Exact name of registrant as specified in its charter)

Virginia	001-34024	11-3588546
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

98 Cutter Mill Road Suite 322 Great Neck, NY 11021
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (718) 888-1814

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	SGLY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Appointment of Certain Officers; Compensatory Arrangements with Certain Officers

On April 18, 2023, Singularity Future Technology Ltd. (the “Company”) entered into an employment agreement with Mr. Ziyuan Liu and appointed him as the chief executive officer (the “CEO”) of the Company, effective immediately, with a term of one year. Under the employment agreement, Mr. Liu’s compensation shall consist of an annual base salary of $240,000 in cash, and a discretionary annual bonus. The employment agreement is filed herewith as Exhibit 10.1.

Before joining the Company, Mr. Liu served as the manager of the North American market development department in Fulongma Group Co., Ltd., a comprehensive environmental sanitation solutions provider in China, from July 2022 to April 2023. Prior to that, he worked for Ningbo Shunxiang Group Co., Ltd., a polyester film manufacturer in China, as the chief operating officer from July 2019 to July 2022. From July 2018 to June 2019, he served as the project manager for Shouhang New Energy, a solar photovoltaics and energy storage solutions supplier in China. Prior to that, he worked for Hongkun Group, a real estate developer based in China, as the general manger for the Shenzhen area from July 2015 to June 2018. Mr. Liu graduated from Wuhan Institute of Technology with a major in project management.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Executive Employment Agreement dated April 18, 2022

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 19, 2023	Singularity Future Technology Ltd.

	By:	/s/ Jing Shan
	Name:	Jing Shan
	Title:	Chief Operating Officer